EXHIBIT 27L1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-63935 on Form N-4 of our report dated April 16, 2025, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Variable Account D of Union Security Insurance Company, appearing in the N-VPFS. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 22, 2025